Exhibit 16(c)(iv)

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Project Savanna DISCUSSION MATERIALS FOR THE BOARD OF DIRECTORS JUNE 17, 2024 HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Confidential Treatment Requested on 5 pages, confidential information filed separately with the SEC

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY This presentation, and any supplemental information (written or oral) or other documents provided in connection therewith (collectively, the “materials”), are provided solely for the information of the Board of Directors (the “Board”) of Sharecare, Inc. (the “Company”) by Houlihan Lokey in connection with the Board’s consideration of a potential transaction (the “Transaction”) involving the Company. This presentation is incomplete without reference to, and should be considered in conjunction with, any supplemental information provided by and discussions with Houlihan Lokey in connection therewith. Any defined terms used herein shall have the meanings set forth herein, even if such defined terms have been given different meanings elsewhere in the materials. The materials are for discussion purposes only. Houlihan Lokey expressly disclaims any and all liability, whether direct or indirect, in contract or tort or otherwise, to any person in connection with the materials. The materials were prepared for specific persons familiar with the business and affairs of the Company for use in a specific context and were not prepared with a view to public disclosure or to conform with any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and none of the Board, the Company or Houlihan Lokey takes any responsibility for the use of the materials by persons other than the Board. The materials are provided on a confidential basis solely for the information of the Board and may not be disclosed, summarized, reproduced, disseminated or quoted or otherwise referred to, in whole or in part, without Houlihan Lokey’s express prior written consent. Notwithstanding any other provision herein, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons without limitation of any kind, the tax treatment and tax structure of any transaction and all materials of any kind (including opinions or other tax analyses, if any) that are provided to the Company relating to such tax treatment and structure. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, the tax treatment of a transaction is the purported or claimed U.S. income or franchise tax treatment of the transaction and the tax structure of a transaction is any fact that may be relevant to understanding the purported or claimed U.S. income or franchise tax treatment of the transaction. If the Company plans to disclose information pursuant to the first sentence of this paragraph, the Company shall inform those to whom it discloses any such information that they may not rely upon such information for any purpose without Houlihan Lokey’s prior written consent. Houlihan Lokey is not an expert on, and nothing contained in the materials should be construed as advice with regard to, legal, accounting, regulatory, insurance, tax or other specialist matters. Houlihan Lokey’s role in reviewing any information was limited solely to performing such a review as it deemed necessary to support its own advice and analysis and was not on behalf of the Board. The materials necessarily are based on financial, economic, market and other conditions as in effect on, and the information available to Houlihan Lokey as of, the date of the materials. Although subsequent developments may affect the contents of the materials, Houlihan Lokey has not undertaken, and is under no obligation, to update, revise or reaffirm the materials, except as may be expressly contemplated by Houlihan Lokey’s engagement letter. The materials are not intended to provide the sole basis for evaluation of the Transaction and do not purport to contain all information that may be required. The materials do not address the underlying business decision of the Company or any other party to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available for the Company or any other party. The materials do not constitute any opinion, nor do the materials constitute a recommendation to the Board, the Company, any security holder of the Company or any other party as to how to vote or act with respect to any matter relating to the Transaction or otherwise or whether to buy or sell any assets or securities of any company. Houlihan Lokey’s only opinion is the opinion, if any, that is actually delivered to the Board. In preparing the materials Houlihan Lokey has acted as an independent contractor and nothing in the materials is intended to create or shall be construed as creating a fiduciary or other relationship between Houlihan Lokey and any party. The materials may not reflect information known to other professionals in other business areas of Houlihan Lokey and its affiliates. The preparation of the materials was a complex process involving quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaption and application of these methods to the unique facts and circumstances presented and, therefore, is not readily susceptible to partial analysis or summary description. Furthermore, Houlihan Lokey did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. Accordingly, the analyses contained in the materials must be considered as a whole. Selecting portions of the analyses, analytic methods and factors without considering all analyses and factors could create a misleading or incomplete view. The materials reflect judgments and assumptions with regard to industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are beyond the control of the participants in the Transaction. Any estimates of value contained in the materials are not necessarily indicative of actual value or predictive of future results or values, which may be significantly more or less favorable. Any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which any assets, businesses or securities may actually be sold. The materials do not constitute a valuation opinion or credit rating. The materials do not address the consideration to be paid or received in, the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Transaction or otherwise. Furthermore, the materials do not address the fairness of any portion or aspect of the Transaction to any party. In preparing the materials, Houlihan Lokey has not conducted any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (contingent or otherwise) of the Company or any other party and has no obligation to evaluate the solvency of the Company or any other party under any law. All budgets, projections, estimates, financial analyses, reports and other information with respect to operations reflected in the materials have been prepared by management of the relevant party or are derived from such budgets, projections, estimates, financial analyses, reports and other information or from other sources, which involve numerous and significant subjective determinations made by management of the relevant party and/or which such management has reviewed and found reasonable. The budgets, projections and estimates contained in the materials may or may not be achieved and differences between projected results and those actually achieved may be material. Houlihan Lokey has relied upon representations made by management of the Company that such budgets, projections and estimates have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management (or, with respect to information obtained from public sources, represent reasonable estimates), and Houlihan Lokey expresses no opinion with respect to such budgets, projections or estimates or the assumptions on which they are based. The scope of the financial analysis contained herein is based on discussions with the Company (including, without limitation, regarding the methodologies to be utilized), and Houlihan Lokey does not make any representation, express or implied, as to the sufficiency or adequacy of such financial analysis or the scope thereof for any particular purpose. Houlihan Lokey has assumed and relied upon the accuracy and completeness of the financial and other information provided to, discussed with or reviewed by it without (and without assuming responsibility for) independent verification of such information, makes no representation or warranty (express or implied) in respect of the accuracy or completeness of such information and has further relied upon the assurances of the Company that it is not aware of any facts or circumstances that would make such information inaccurate or misleading. In addition, Houlihan Lokey has relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company or any other participant in the Transaction since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to, discussed with or reviewed by Houlihan Lokey that would be material to its analyses, and that the final forms of any draft documents reviewed by Houlihan Lokey will not differ in any material respect from such draft documents. The materials are not an offer to sell or a solicitation of an indication of interest to purchase any security, option, commodity, future, loan or currency. The materials do not constitute a commitment by Houlihan Lokey or any of its affiliates to underwrite, subscribe for or place any securities, to extend or arrange credit, or to provide any other services. In the ordinary course of business, certain of Houlihan Lokey’s affiliates and employees, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, any Transaction counterparty, any other Transaction participant, any other financially interested party with respect to any transaction, other entities or parties that are mentioned in the materials, or any of the foregoing entities’ or parties’ respective affiliates, subsidiaries, investment funds, portfolio companies and representatives (collectively, the “Interested Parties”), or any currency or commodity that may be involved in the Transaction. Houlihan Lokey provides mergers and acquisitions, restructuring and other advisory and consulting services to clients, which may have in the past included, or may currently or in the future include, one or more Interested Parties, for which services Houlihan Lokey has received, and may receive, compensation. Although Houlihan Lokey in the course of such activities and relationships or otherwise may have acquired, or may in the future acquire, information about one or more Interested Parties or the Transaction, or that otherwise may be of interest to the Board, or the Company, Houlihan Lokey shall have no obligation to, and may not be contractually permitted to, disclose such information, or the fact that Houlihan Lokey is in possession of such information, to the Board, or the Company or to use such information on behalf of the Board, or the Company. Houlihan Lokey’s personnel may make statements or provide advice that is contrary to information contained in the materials. Disclaimer 2

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Source: Proposal letters from and Altaris; discussions with Savanna management. Situation Overview ƒ On June 10th, the Company received two proposals: » Altaris submitted a proposal to acquire the business for $1.375 per share » submitted a proposal to acquire the business for $1.38 per share » Claritas and did not submit proposals: » Claritas (through counsel) indicated they were unable to submit a bid compliant with the process instructions, implying they did not have financing commitments; Claritas remains interested in rolling over their existing equity stake » declined to submit a proposal ƒ Altaris and were subsequently asked to submit revised proposals by June 14th » Altaris requested and received approval to discuss potential equity rollover with Claritas and Jeff Arnold ƒ On June 14th, the Company received two proposals: » Altaris submitted a proposal to acquire the business for $1.425 per share » submitted a proposal to acquire the business for $1.45 per share 3 *Confidential treatment requested

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Summary of Bids Received Since October 2023 October 2023 February 2024 Early March 2024 Late March 2024 April / May 2024 June 2024 Source: Proposal letters from , Altaris, Claritas Capital, , and ; discussions with Savanna management. - $1.95 - $2.05 - - $1.22 (WholeCo) $0.42 (Enterprise) $1.45 Altaris - - - - $1.35 $1.425 Claritas Capital $1.35 - $1.80 $1.60 - $2.00 $1.80 - $2.00 $1.80 - $2.00 $1.50 - $1.60 - - - $1.40 - $1.90 $1.40 - $1.90 $1.28 - $1.50 - - - - - 4 *Confidential treatment requested

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Communication with Parties Engaged in 2023 ƒ Each of the parties that had engaged with the Company during the 2023 process have declined to engage following Claritas’ 13D filing and company’s public statements regarding a potential transaction » » In September 2023, merged its business with » has indicated that they no longer wish to acquire the business either as a whole, or the Provider business individually » » has indicated that the business lacks the scale to serve as an independent platform investment » » Following Claritas’ 13D filing, submitted a proposal to acquire Savanna for $1.50 per share and subsequently indicated they could bid $1.75 per share » After learning of the dispute in March 2024, indicated that they would disengage due to the performance of the business and the customer churn Source: Discussions with company management. 5 *Confidential treatment requested

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Summary of Proposals (1 of 2) » Price and Structure ƒ $1.45 per share ƒ 80% premium to closing price as of June 14 ƒ 87% premium to the average closing price of Savanna stock over the last 60 trading days ending June 14, 2024 ƒ $1.425 per share ƒ 77% premium to closing price as of June 13 ƒ 76% premium to the 30-day VWAP (from June 13, 2024) » Financing ƒ Sufficient cash on balance sheet to complete a transaction; do not require any new financing; no financing condition ƒ Interested in discussing terms of a rollover by certain key management of their equity interests in the Company ƒ Proposing to finance the Transaction with 100% equity ƒ [Conditional on completion of rollover negotiations with Jeff Arnold] ƒ Not conditional on completing rollover and equity agreement negotiations with Claritas before signing » Assumptions ƒ Share count of 384,807,205 (assuming a closing date of September 30, 2024) ƒ Series A convertible preferred stock is able to be cashed out in the Transaction on an as-converted basis ƒ Unvested equity awards are not accelerated (other than pursuant to pre-existing contractual acceleration rights) ƒ Fully diluted share count of 379,197,006 using the treasury stock method based on information provided by the Company ƒ The Series A convertible preferred stock remains outstanding following the closing of the Transaction ƒ Participants in the Change in Control Plan (“CIC Plan”) will receive replacement equity awards (either cash- or equity-based) for their unvested equity awards. Anticipate allowing certain key members of senior management in the CIC Plan to rollover their non-vested equity awards and convert those awards into a new equity instrument ƒ All other non-vested equity awards will be canceled at closing. The merger agreement contains a non-enforceable commitment to grant cash-based awards to non-CIC Plan participants based on the value of the forfeited awards, with such new awards subject to new vesting terms determined by Altaris, including achievement of minimum EBITDA thresholds and extended service vesting date ƒ Out-of-the-money options will be canceled for no consideration Source: Proposal letters from and Altaris; discussions with Savanna management. 6 (6/14/2024) Altaris (6/14/2024) *Confidential treatment requested

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Summary of Proposals (2 of 2) » Due Diligence, Timing and Approvals ƒ Diligence is substantially complete ƒ Would work in good faith to complete and sign definitive transaction documentation as soon as June 17, 2024 ƒ Execution of definitive documentation will require approval from ’ Board; have previewed proposal with Board committee, which is supportive ƒ Subject to any necessary regulatory approvals ƒ Have obtained all necessary approvals ƒ Finalize financial (including review of April and May 2024 financial results), legal, and tax diligence ƒ Can sign definitive documentation within 5 days after receiving formal feedback from the Special Committee » Other ƒ Plan to provide a long-term incentive plan for management and key employees ƒ Requested an exclusivity period through the earliest to occur of the date of execution of a definitive agreement or June 20, 2024 ƒ Continue to be interested in working with Claritas, and view their participation as highly important. Would like to to engage in substantive discussions with Claritas before signing Source: Proposal letters from and Altaris; discussions with Savanna management. 7 (6/14/2024) Altaris (6/14/2024) *Confidential treatment requested